Filed Pursuant to Rule 424(b)(5)
Registration No. 333-228268

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 15, 2018)

Up to 11,952,191 Shares of Common Stock
Up to 1,195,219 Shares of Series X Convertible Preferred Stock

We are conducting a rights offering pursuant to which we are distributing to holders of our common stock, Series X convertible preferred stock, or Series X preferred stock, and warrants we issued on May 21, 2018, or the Participating Warrants, at no charge, non-transferable subscription rights to purchase shares of our common stock and/or Series X preferred stock with an aggregate offering value of $30,000,000. For each share of common stock (including shares of common stock issuable upon conversion of our outstanding shares of Series X preferred stock and exercise of the Participating Warrants) for which you are the holder of record as of 5:00 p.m., New York time, on January 21, 2020, or the Record Date, you will receive 0.2297 rights to purchase shares of our common stock (subject to the aggregate offering threshold, certain ownership limitations and the Participating Warrants, as applicable). Each whole right will allow you to subscribe for one share of common stock at the subscription price (or the number of shares of Series X preferred stock which may be converted into that number of shares of common stock) on the terms described in this prospectus supplement. Holders of the Participating Warrants as of the Record Date will receive subscription rights on the same terms and subject to the same conditions as set forth herein and in accordance with the terms of such Participating Warrants.

The total number of subscription rights issued to each security holder will be rounded down to the nearest whole number. Each subscription right will entitle you to purchase a portion of one share of our common stock at a subscription price equal to $2.51 per whole share.

Any participant in the rights offering that, following exercise of such participant’s subscription right would be or become a holder of greater than 9.99% of the outstanding number of shares of our common stock following the offering may elect to instead purchase Series X preferred stock at a purchase price of $25.10 per share (ratably adjusted for fractional shares), and any such holder so electing would have a right to purchase one one-tenth of a share of Series X preferred stock for each share of common stock it had a right to purchase under the subscription rights. Each share of Series X preferred stock will be convertible into 10 shares of common stock at the election of the holder, subject to beneficial ownership conversion limits applicable to the Series X preferred stock. The Series X preferred stock will generally have no voting rights, except as required by law, and will participate pari passu (on an as-converted basis) with any distribution of proceeds to holders of common stock, in the event of our liquidation, dissolution or winding up or the payment of a dividend on the common stock.

The subscription rights may be exercised at any time during the rights offering period, which will commence on January 22, 2020. The subscription rights will expire if they are not exercised by 5:00 p.m., New York time, on February 10, 2020, unless we extend the rights offering period. We reserve the right to extend the rights offering period at our sole discretion, subject to certain limitations described herein. Following the expiration of the rights offering period, we will offer funds managed by BVF Partners L.P., collectively referred to as BVF, and/or its transferee(s) or assignee(s), and Stonepine Capital, LP, or Stonepine, and/or its transferee(s) or assignee(s), the opportunity to subscribe for the remaining portion (if any) of shares offered but not sold hereunder, or the Remaining Shares, with the total gross offering proceeds not to exceed $30,000,000, on the same terms and subject to the same conditions as set forth herein. We refer to BVF and Stonepine together as the Backstop Parties.

Our Board of Directors is making no recommendation regarding your exercise of the subscription rights. You should carefully consider whether to exercise your subscription rights before the expiration of the rights offering period. All exercises of subscription rights are irrevocable. The subscription rights may not be sold, transferred or assigned to anyone else and will not be listed for trading on any stock exchange or market.

The shares of common stock and Series X preferred stock are being offered directly by us without the services of an underwriter or selling agent.

We have separately entered into an Investment Agreement with the Backstop Parties pursuant to which the Backstop Parties have agreed to purchase from us a number of shares of common stock and/or Series X preferred stock with a face value equal to the unsubscribed portion (if any) that remains following the expiration of the rights offering period and following the expiration of the Backstop Parties’ rights to purchase some or all of the Remaining Shares.

We reserve the right to cancel the rights offering at any time for any reason. If we cancel the rights offering, all subscription payments received by the subscription agent, who is our transfer agent, will be returned, without interest or penalty, as soon as practicable.

Our common stock is traded on the Nasdaq Global Market under the symbol “CDTX.” On January 17, 2020, the last reported sale price of our common stock on the Nasdaq Global Market was $3.47 per share. There is no public trading market for our Series X preferred stock and it will not be listed for trading on any securities exchange or market. You are urged to obtain a current price quote for our common stock before exercising your subscription rights.

The exercise of your subscription rights for shares of our common stock or Series X preferred stock involves risks. You should carefully consider all of the information set forth in this prospectus supplement and the accompanying prospectus, including the risk factors beginning on page S-13 of this prospectus supplement as well as the risk factors and other information in any documents we incorporate by reference into this prospectus supplement and the accompanying prospectus before exercising your subscription rights. See “Where You Can Find More Information” and “Incorporation by Reference.”

An investment in our securities involves risks. Before making an investment decision, you should carefully review the information under “Risk Factors” beginning on page S-13 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report, each of which has been filed with the Securities and Exchange Commission and each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 22, 2020

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement relates only to the subscription rights and underlying shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to make such an offer. The information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate only as of its date regardless of the time of delivery of this prospectus supplement or of any distribution of subscription rights or sale of securities.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

Persons who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus applicable to that jurisdiction.

This prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented or incorporated by reference into this prospectus supplement and the accompanying prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and any related free writing prospectus. Accordingly, investors should not place undue reliance on this information.

Unless the context requires otherwise or unless otherwise noted, all references to “Cidara,” “we,” “us” or “our” refer to Cidara Therapeutics, Inc., a Delaware corporation, and our subsidiaries on a consolidated basis.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

What is being offered in this rights offering?

We are distributing at no charge to holders of our common stock, Series X convertible preferred stock, or Series X preferred stock, and warrants we issued on May 21, 2018, or the Participating Warrants, non-transferable subscription rights to purchase shares of our common stock. For each share of common stock (including shares of common stock issuable upon conversion of our outstanding shares of Series X preferred stock and exercise of the Participating Warrants) for which you are the holder of record as of 5:00 p.m., New York time, on January 21, 2020, or the Record Date, you will receive 0.2297 rights to purchase shares of our common stock (subject to the aggregate offering threshold, certain ownership limitations and the Participating Warrants, as applicable). Each whole right will allow you to subscribe for one share of common stock at the subscription price (or the number of shares of Series X preferred stock which may be converted into that number of shares of common stock) on the terms described in this prospectus supplement. The subscription rights entitle the holders to purchase up to an aggregate of approximately 11,952,191 shares of common stock (or the number of shares of Series X preferred stock which may be converted into that number of shares of common stock). Holders of the Participating Warrants as of the Record Date will receive subscription rights on the same terms and subject to the same conditions as set forth herein and in accordance with the terms of such Participating Warrants. The subscription rights will be evidenced by subscription rights certificates.

The total number of subscription rights issued to each security holder will be rounded down to the nearest whole number. Each whole subscription right will entitle you to purchase one share of our common stock at a subscription price equal to $2.51 per share. Because the total number of subscription rights issued to each security holder will be rounded down to the nearest whole number, we may not issue the full number of shares authorized for issuance in connection with this rights offering. Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

What are the subscription rights?

For each whole right that you own, you will have the right to buy from us one share of our common stock (or the number of shares of Series X preferred stock which may be converted into that number of shares of common stock) at the subscription price. You may exercise some or all of your subscription rights, or you may choose not to exercise any subscription rights.

For example, if you owned 10,000 shares of our common stock (or the number of shares of Series X preferred stock which may be converted into that number of shares of common stock) as of 5:00 p.m., New York time, on the Record Date, you would receive subscription rights representing the right to purchase 2,297 shares of common stock for $2.51 per share.

Why are we conducting the rights offering?

We are conducting the rights offering in order to raise additional capital and to improve and strengthen our financial position. We intend to use the net proceeds from the rights offering for working capital and other general corporate purposes. See “Use of Proceeds.”

In authorizing the rights offering, our Board of Directors considered and evaluated a number of factors, including:

•	our current capital resources and our future need for additional liquidity and capital;
•	the size and timing of the rights offering;
•	the potential dilution to our current security holders if they choose not to participate in the rights offering;
•	alternatives available for raising capital, including debt and other forms of equity raises;
•	the potential impact of the rights offering on the public float for our common stock;
•	the Backstop Parties’ willingness to backstop the rights offering;
•	that applicable marketplace rules of the Nasdaq Stock Market LLC, or Nasdaq, do not require stockholder approval of the rights offering or the Backstop Commitment, which is defined below; and
•	the fact that existing security holders would have the opportunity to participate on a pro rata basis to purchase additional shares of common stock.

How was the subscription price for the rights offering determined?

Our Board of Directors considered a number of factors in determining the subscription price for the rights offering, including:

•	the price per share at which the Backstop Parties are willing to backstop the rights offering;
•	“pass through” savings as a result of conducting the rights offering with no investment banking support;
•	the price at which our security holders might be willing to participate in the rights offering;
•	historical and current trading prices for our common stock, including on a volume weighted average share price basis over certain periods; and
•	the desire to provide an opportunity to our security holders to participate in the rights offering on a pro rata basis.

What is the role of the Backstop Parties in this offering?

Following the expiration of the rights offering period, we will offer the Backstop Parties the opportunity to subscribe for the remaining portion (if any) of shares offered but not sold hereunder, or the Remaining Shares, with the total gross offering proceeds not to exceed $30,000,000, on the same terms and subject to the same conditions as set forth herein.

Separately, the Backstop Parties have agreed to purchase a number of shares of common stock or Series X preferred stock with a face value equal to the remaining unsubscribed portion of the securities offered by this prospectus supplement (if any). This purchase commitment is set forth in a separate Investment Agreement, or the Backstop Commitment, which would provide for the purchase of these shares (if applicable) in a private placement that is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, or the Securities Act. The purchase of the shares under the Backstop Commitment would be at the same price at which securities are offered hereunder. The Backstop Parties will not receive a fee in connection with the Backstop Commitment; however, we have agreed to reimburse up to an aggregate of $50,000 of the Backstop Parties’ reasonable legal fees and expenses in connection with the Investment Agreement and the rights offering.

Am I required to exercise the rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. However, if you choose not to fully exercise your rights and other security holders fully exercise their subscription rights and/or the Backstop Parties acquires the Remaining Shares hereunder or acquires shares of common stock or Series X preferred stock pursuant to the Backstop Commitment, the percentage of common stock beneficially owned by other security holders will increase, the relative percentage of common stock that you beneficially own will decrease, and your voting and other rights may be diluted.

Has our Board of Directors made a recommendation to our security holders regarding the rights offering?

Our Board of Directors is making no recommendations regarding your exercise of the subscription rights. Security holders who exercise subscription rights risk investment loss on new money invested. We cannot assure you that the trading price for our common stock will be above the subscription price at the time of exercise or at the expiration of the rights offering period or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and the rights offering. See “Risk Factors” in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Who may participate in the rights offering?

Holders of record of our common stock, Series X preferred stock, and Participating Warrants as of 5:00 p.m., New York time, on the Record Date, are entitled to receive rights and purchase shares in this rights offering.

Will our directors, executive officers or significant stockholders participate in the rights offering?

Our directors and executive officers who own shares of common stock, Series X preferred stock, and/or Participating Warrants as well as other significant stockholders, are permitted, but not required, to participate in the rights offering on the same terms and conditions applicable to all security holders in the rights offering. Certain of our directors, executive officers and significant stockholders may participate in the rights offering. There is no assurance that any of such parties will purchase shares in the rights offering, other than, with respect to the Backstop Parties, shares (if any) purchased by the Backstop Parties under the Backstop Commitment.

How soon must I act to exercise my subscription rights?

The subscription rights may be exercised at any time during the rights offering period, which commences on January 22, 2020, through the expiration date for the rights offering, which is 5:00 p.m., New York time, on February 10, 2020. If you elect to exercise any subscription rights, the subscription agent must actually receive all required documents and payments from you at or prior to the expiration date. Although we have the option of extending the expiration date of the rights offering period at our sole discretion, we currently do not intend to do so.

May I transfer my subscription rights?

No, the rights are exercisable only by holders of record of our common stock, Series X preferred stock, and Participating Warrants as of 5:00 p.m., New York time on the Record Date, and you may not sell, transfer or assign your subscription rights to anyone else.

Are there any limits on the number of shares of common stock I may own as a result of the exercise of subscription rights under the rights offering?

Yes. You may only purchase the number of whole shares of common stock purchasable upon exercise of the rights distributed to you in the rights offering. Accordingly, the number of shares of common stock that you may purchase in the rights offering is limited by the number of our shares of common stock you held (including any shares of common stock issuable upon the conversion of Series X preferred stock and the exercise of the Participating Warrants) on the Record Date. Additionally, if, immediately following the exercise of your subscriptions rights, you would beneficially own more than 9.99% of the total number of shares of our common stock issued and outstanding immediately after the issuance of such shares, you may elect to receive shares of Series X preferred stock (at a subscription price of $25.10 per whole share of Series X preferred stock) rather than shares of common stock. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.

Are we requiring a minimum subscription to complete the rights offering?

No. Any shares not subscribed for in the rights offering may be purchased by the Backstop Parties as part of their right to purchase the Remaining Shares. To the extent that the total subscriptions in the rights offering (including through the Backstop Parties’ purchase of any portion of the Remaining Shares) does not equal $30,000,000, then such shortfall will be purchased by the Backstop Parties pursuant to the Backstop Commitment as shares of common stock or Series X preferred stock.

Are there any other conditions to the completion of the rights offering?

Yes. The completion of the rights offering is subject to the conditions described under “Description of the Rights Offering—Amendment, Withdrawal and Termination.”

Can the rights offering be canceled?

Yes. We reserve the right to cancel the rights offering at any time for any reason. If the rights offering is canceled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable to those security holders who subscribed for shares in the rights offering.

How do I exercise my subscription rights if I am a record holder of shares of common stock?

If you wish to participate in the rights offering, you must properly complete the subscription rights certificate distributed by the subscription agent and deliver it, along with the full subscription price, to the subscription agent before 5:00 p.m., New York time, on February 10, 2020. If you use the mail, we recommend that you use insured, registered mail, return receipt requested.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received. If the payment exceeds the subscription price for the full exercise of your subscription rights, then the excess will be returned to you as soon as practicable. You will not receive interest on any payments refunded to you under the rights offering.

What should I do if I want to participate in the rights offering, but my shares are held in the name of my broker, dealer, custodian bank or other nominee?

If you hold your shares of common stock in “street name” through a broker, dealer, custodian bank or other nominee, you will not receive an actual subscription rights certificate. Instead, as described in this prospectus supplement, you must instruct your broker, dealer, custodian bank or other nominee whether or not to exercise rights on your behalf. We will ask your broker, dealer, custodian bank or other nominee to notify you of the rights offering.

If you wish to participate in the rights offering, you should complete and return to your nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your nominee with the other rights offering materials. If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription payment to that nominee as well pursuant to their instructions. You must act timely to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering period.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, the subscription agent will return, without interest or penalty, as soon as practicable, all subscription payments. If you own shares in “street name,” it may take longer for you to receive payment because the payments will be returned through your nominee.

Must I pay the subscription price in cash?

Yes. You must timely pay the full subscription price for the full number of shares of common stock (or shares of Series X preferred stock) you wish to acquire in the rights offering by wire, bank draft drawn on a U.S. bank, U.S. postal money order or personal check that clears before the expiration date of the rights offering.

Will the shares of common stock (or Series X preferred stock) I acquire in the rights offering be subject to any stockholder agreement restricting my ability to sell or transfer my new shares of common stock (or Series X preferred stock)?

No. You will not be subject to any stockholder agreement that restricts your ability to sell or transfer any new shares of common stock (or shares of Series X preferred stock) acquired by you in the rights offering. However, under federal securities laws, our affiliates will be subject to restrictions on their ability to transfer shares of our common stock (or Series X preferred stock) by virtue of their status as “affiliates” of us. An “affiliate” is generally defined as a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, us.

After I exercise my subscription rights, may I change my mind?

No. All exercises of subscription rights are irrevocable by the security holder, even if you later learn information about us that you consider unfavorable or our stock price declines. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of common stock (or shares of Series X preferred stock) offered pursuant to this rights offering. However, we may cancel, extend or otherwise amend the rights offering at any time prior to the expiration date.

Does exercising my subscription rights involve risk?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of our common stock (or Series X preferred stock) and should be considered as carefully as you would consider other equity investments. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

What fees or charges apply if I exercise my subscription rights?

We are not charging any fees or sales commissions to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through a broker or other record holder of your shares, you are responsible for paying any fees that person or entity may charge.

When will I receive my new shares of common stock?

Unless otherwise requested, all shares of Common Stock that you purchase in the rights offering will be issued in book-entry, or uncertificated, form. All shares of Series X preferred stock will be certificated. When issued, the shares will be registered in the name of the subscription rights holder of record. As soon as practicable after the expiration of the rights offering, the subscription agent will arrange for the issuance of the shares of common stock purchased pursuant in the rights offering. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase by exercise of your subscription rights in order to comply with state securities laws.

What happens if I choose not to exercise my subscription rights?

You are not required to exercise your subscription rights or otherwise take any action in response to this rights offering. However, if you choose not to fully exercise your rights and other security holders fully exercise their subscription rights and/or the Backstop Parties acquire the Remaining Shares hereunder or acquire shares of common stock or Series X preferred stock pursuant to the Backstop Commitment, the percentage of common stock beneficially owned by other security holders will increase, the relative percentage of common stock that you beneficially own will decrease, and your voting and other rights will be diluted.

How many shares of common stock will be outstanding after the rights offering?

As of the Record Date, there were 33,874,251 shares of our common stock outstanding. We will issue up to a maximum of 11,952,191 shares of common stock (or the number of shares of Series X preferred stock which may be converted into that number of shares of common stock) in the rights offering and/or pursuant to the Backstop Commitment. Based on the number of shares issued and outstanding as of the Record Date, if we issue all 11,952,191 shares of common stock (or the number of shares of Series X preferred stock which may be converted into that number of shares of common stock) available in this rights offering, we would have 45,826,442 shares of common stock (or the number of shares of Series X preferred stock which may be converted into that number of shares of common stock) issued and outstanding following the completion of the rights offering.

How much money will we receive from the rights offering and related financing?

If we issue all 11,952,191 shares of common stock (or the number of shares of Series X preferred stock which may be converted into that number of shares of common stock) available in this rights offering and pursuant to the Backstop Commitment, we will receive gross proceeds of $30,000,000. The net proceeds to us, after deducting estimated offering expenses, will be approximately $29.1 million. We estimate that the expenses of the rights offering will be approximately $0.9 million. We are conducting the rights offering in order to raise additional capital and to improve and strengthen our financial position. We intend to use the net proceeds from the rights offering for working capital and other general corporate purposes.

Who should I contact if I have more questions?

If you have more questions about the rights offering process or need additional copies of the rights offering documents, please contact our information agent, D.F. King & Co., Inc., at 48 Wall Street, 22nd floor, New York, NY 10005, 800-820-2415 or cidara@dfking.com

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding whether to exercise your subscription rights. You should carefully read this entire prospectus supplement, including the information under the heading “Risk Factors,” and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, which are described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

Our Company and Corporate History

Company Overview

We are a biotechnology company focused on the discovery, development and commercialization of novel anti-infectives for the treatment of diseases that are inadequately addressed by current standard of care therapies. We are developing a pipeline of product and development candidates, with a focus on serious fungal and viral infections. Our lead product candidate is rezafungin acetate, an intravenous formulation of a novel echinocandin. Rezafungin is being developed as a once-weekly, high-exposure therapy for the first-line treatment and prevention of serious, invasive fungal infections. In addition, our proprietary Cloudbreak® platform is designed to discover compounds that counter infections in two ways, by directly targeting and destroying invading pathogens and by focusing the immune system at the site of infection. We are using our Cloudbreak platform to develop Antiviral Fc-Conjugates, or AVCs, for the treatment and prevention of influenza and other viruses.

Rezafungin

Rezafungin is a novel molecule in the echinocandin class of antifungals. We are developing rezafungin for the first-line treatment and prevention of serious, invasive fungal infections which are associated with high mortality rates.

STRIVE Phase 2 clinical trial

In July 2019, we reported topline results from Part B of our global, randomized Phase 2 STRIVE clinical trial of rezafungin. We previously reported topline results from Part A of the STRIVE clinical trial in March 2018. References to our STRIVE clinical trial below include results from both Parts A and B collectively of the STRIVE clinical trial.

STRIVE was an international, multicenter, double-blind clinical trial evaluating the safety, tolerability and efficacy of once-weekly dosing of rezafungin acetate compared to once-daily dosing of caspofungin in patients with candidemia and/or invasive candidiasis.

STRIVE enrolled 183 patients in the microbiological intent-to-treat, or mITT, population. Patients were randomized to receive either 400 mg of rezafungin administered intravenously once weekly for two to four weeks, 400 mg of rezafungin for the first week followed by 200mg of rezafungin once weekly for an additional one to three weeks, or daily caspofungin administered intravenously according to the approved prescribing information, with an optional step down to oral fluconazole. In the STRIVE clinical trial, rezafungin met all of its objectives for efficacy, safety and tolerability in the treatment of patients with candidemia and/or invasive candidiasis.

The clinical trial results show that patients treated with rezafungin had numerically improved outcomes as compared to caspofungin across all efficacy measures at the 400 mg/200 mg dosing regimen. Data from the clinical trial indicated that a 400mg/200mg dosing regimen of rezafungin had lower All Cause Mortality at Day 30 (4.4%), higher Clinical Response at Day 14 (80.4%), and a higher Overall Success at Day 14 (76.1%) when compared with once daily caspofungin (13.1%, 70.5%, and 67.2%, respectively).

In addition, a post-hoc analysis evaluated the STRIVE Phase 2 clinical trial endpoints of Day 30 All-Cause Mortality and Day 14 Clinical Response, which represent the U.S. Food and Drug Administration, or FDA, and European Medicines Agency, or EMA, primary endpoints, respectively, for the ReSTORE Phase 3 clinical trial. For the two cohorts considered, the 400 mg/200 mg rezafungin dosing regimen (Phase 3 ReSTORE clinical trial regimen) and the combined 400 mg/200 mg and 400 mg/400 mg dosing regimens, the results from the post hoc analysis of STRIVE showed that, for both primary endpoints, the limits of the 95% confidence intervals for both cohorts were within the 20% noninferiority margins that will be applied to evaluate the data generated by the ReSTORE clinical trial.

Phase 3 clinical trials

Our Phase 3 clinical development plans for rezafungin are as follows:

•	Phase 3 ReSTORE Treatment Trial: A single, global, randomized, double-blind, controlled Phase 3 pivotal clinical trial in patients with candidemia and/or invasive candidiasis. The ReSTORE clinical trial protocol is modeled after our STRIVE clinical trial and began enrolling patients in the fourth quarter of 2018 and is continuing to enroll subjects. Based on our current assumptions, we expect to produce topline results in late-2020. We expect that the results of the ReSTORE clinical trial, along with the results from the STRIVE clinical trial, will be sufficient to support the submission of marketing approval applications for rezafungin in this indication.
•	Phase 3 ReSPECT Prophylaxis (Prevention) Trial: A single, global, randomized, double-blind, controlled Phase 3 pivotal clinical trial in patients undergoing allogeneic blood and marrow transplant to assess rezafungin in a 90-day prophylaxis regimen to prevent infections due to Candida, Aspergillus and Pneumocystis. Based on feedback from the EMA and Health Canada, we expect to commence the ReSPECT clinical trial initially in Europe and/or Canada in the first quarter of 2020. Commencement of the ReSPECT clinical trial in the United States is contingent upon obtaining agreement with the FDA. We expect that the results of the ReSPECT clinical trial, along with the results from the ReSTORE clinical trial, will be sufficient to support the submission of marketing approval applications for rezafungin in this indication.

Mundipharma Collaboration

On September 3, 2019, we announced a strategic partnership with Mundipharma Medical Company, or Mundipharma, to develop and commercialize rezafungin in an intravenous formulation for the treatment and prevention of invasive fungal infections. Under the terms of the collaboration agreement, we granted Mundipharma exclusive commercialization rights to rezafungin outside the United States and Japan. Mundipharma AG also made a concurrent $9.0 million common stock investment in our company. The total potential transaction value is $568 million, including the common stock investment, an up-front payment, global development funding, and certain development, regulatory, and commercial milestones. To date, we have received $9.0 million from the sale of our common stock to Mundipharma, $30.0 million in up-front payments, and we expect to receive an additional $42.2 million in near-term funding, the majority of which we expect to receive in 2020.

Cloudbreak Platform

We believe our Cloudbreak platform is a fundamentally new approach to prevent and treat life-threatening infectious disease that provides potent antimicrobial activity and immune system engagement in a single long-acting molecule. The Cloudbreak platform recognizes that infectious disease often results when a microbial pathogen is able to evade or overcome the host immune system. Our Cloudbreak candidates are designed to counter infection in two ways, by directly targeting and destroying invading pathogens and by focusing the immune system at the site of infection. We believe this is a potentially transformative approach, distinct from current therapies.

We have generated preclinical, in vivo proof of concept data for our Cloudbreak influenza program. Our lead development candidate, CD377 for influenza, is structurally similar to the previously announced development candidate. Studies in support of a future investigational new drug application began in July 2019.

Corporate Information

We were incorporated in Delaware as K2 Therapeutics, Inc. in December 2012. In July 2014, we changed our name to Cidara Therapeutics, Inc. Our principal executive offices are located at 6310 Nancy Ridge Drive, Suite 101, San Diego, California 92121, and our telephone number is (858) 752-6170. Our corporate website address is www.cidara.com. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.

We have filed the word trademark “Cidara” for registration on the Principal Register of the United States Patent and Trademark Office. This prospectus supplement also contains trademarks and trade names of other companies, and those trademarks and trade names are the property of their respective owners. We do not intend our use or display of other companies’ trademarks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies or products.

We are an “Emerging Growth Company”

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an “emerging growth company,” we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
•	reduced disclosure about our executive compensation arrangements;
•	omitted compensation discussion and analysis;
•	no requirement that we solicit non-binding advisory votes on executive compensation or golden parachute arrangements; and
•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We intend to take advantage of the reduced disclosure obligations. Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an emerging growth company can elect to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption to take advantage of the extended transition period for complying with new or revised accounting standards.

We could remain an emerging growth company until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period and (iv) December 31, 2020.

The Rights Offering

Securities Offered
We are distributing at no charge non-transferable subscription rights for each share of common stock (including shares of common stock issuable upon conversion of our outstanding shares of Series X preferred stock and exercise of the Participating Warrants) outstanding as of 5:00 p.m., New York time, on the Record Date. The total number of subscription rights issued to each holder will be rounded down to the nearest whole number. As a result, we may not issue the full number of shares authorized for issuance in connection with the rights offering.

Any participant in the rights offering that, immediately following exercise of its subscription right would be or become a holder of greater than 9.99% of the outstanding number of shares of our common stock following the offering may elect to instead purchase shares of our Series X preferred stock. We intend to sell the Series X preferred stock at $25.10 per share, and any such holder so electing would have a right to purchase one one-tenth of a share of Series X preferred stock for each share of common stock it had a right to purchase under the subscription rights. Each share of Series X preferred stock will, subject to certain limitations, be convertible into 10 shares of common stock at the election of the holder. The Series X preferred stock will generally have no voting rights, except as required by law, and will participate pari passu with any distribution of proceeds to holders of common stock in the event of our liquidation, dissolution or winding up or the payment of a dividend on the common stock.

Subscription Right
For each share of common stock (including shares of common stock issuable upon conversion of our outstanding shares of Series X preferred stock and exercise of the Participating Warrants), we will distribute 0.2297 rights to purchase shares of our common stock (subject to the aggregate offering threshold, certain ownership limitations and the Participating Warrants, as applicable). The total number of subscription rights issued will be rounded down to the nearest whole number. Each whole right will allow its holder to subscribe for one share of common stock at the subscription price (or the number of shares of Series X preferred stock which may be converted into that number of shares of common stock on the terms described in this prospectus supplement). Holders may exercise some or all of their subscription rights, or may choose not to exercise their subscription rights.
Subscription Price
The subscription price per share of common stock is $2.51. To be effective, any payment related to the exercise of a subscription right must be received and must clear prior to the expiration of the rights offering period.

Record Date
January 21, 2020.
Use of Proceeds
We expect to use the proceeds from the rights offering for working capital and other general corporate purposes.
Procedure for Exercising Subscription Rights
The subscription rights may be exercised at any time during the rights offering period, which commences on January 22, 2020. If you are a holder of record, to exercise your subscription rights, you must properly complete the subscription rights certificate distributed by the subscription agent and deliver it, along with the full subscription price, to the subscription agent, American Stock Transfer & Trust Company, LLC, before 5:00 p.m., New York time, on February 10, 2020, unless the expiration date is extended. If your shares are held in the name of a broker, dealer, custodian bank or other nominee, you must provide instructions to that broker, dealer, custodian bank or other nominee.
Payment Adjustments
If you send a payment that is insufficient to purchase the number of shares requested, or if the number of shares requested is not specified in the subscription rights certificate, the payment received will be applied to exercise your subscription rights to the extent of the payment. If the payment exceeds the amount necessary for the full exercise of your subscription rights, the excess will be returned to you as soon as practicable. You will not receive interest or any penalty on any payments refunded to you under the rights offering.
Shares of Common Stock Issued and Outstanding Before the Rights Offering, Eligible to Participate in the Rights Offering and Outstanding After Completion of the Rights Offering
As of the Record Date, there were 33,874,251 shares of our common stock outstanding and 565,231 shares of our Series X preferred stock outstanding. As of the Record Date, there were also Participating Warrants to purchase 12,517,328 shares of common stock outstanding.

We will issue up to a maximum of approximately 11,952,191 shares of common stock (or the number of shares of Series X preferred stock which may be converted into that number of shares of common stock), including the Remaining Shares. To the extent that this number of shares (on an actual or as-converted basis) is not issued in the rights offering, then we expect that the shortfall would be issued to the Backstop Parties pursuant to the Backstop Commitment. Based on the number of shares outstanding as of the Record Date, if we issue all 11,952,191 shares of common stock (or the number of shares of Series X preferred stock which may be converted into that number of shares of common stock) available in this rights offering and/or pursuant to the Backstop Commitment, we would have 45,826,442 shares of common stock (measured on an as-converted basis) issued and outstanding following the completion of the rights offering.

Subscription Ratio
Based on an aggregate of 33,874,251 shares outstanding as of the Record Date or deemed to be outstanding (assuming conversion of all Series X preferred stock) and an aggregate of Participating Warrants to purchase 12,517,328 shares of common stock eligible to participate in the rights offering, each share of common stock (including common stock issuable upon the conversion of Series X preferred stock and exercise of the Participating Warrants) held of record (or deemed to be held) as of the Record Date will receive 0.2297 rights to purchase shares of our common stock (subject to the aggregate offering threshold, certain ownership limitations and the Participating Warrants, as applicable). Each whole right will allow its holder to subscribe for one share of common stock at the subscription price (or the number of shares of Series X preferred stock which may be converted into that number of shares of common stock on the terms described in this prospectus supplement and the Participating Warrants). To the extent that any portion of the rights remain unexercised following the expiration of the rights offering period, the Backstop Parties will have the right to purchase up to the full amount of the Remaining Shares.
Non-transferability of Subscription Rights
The subscription rights may not be sold, transferred or assigned to anyone else.
Backstop Commitment
We have entered into an Investment Agreement with the Backstop Parties, pursuant to which the Backstop Parties have agreed to purchase from us, subject to certain conditions, shares of common stock or Series X preferred stock in an amount equal to the aggregate value of the shares of common stock not subscribed for in the rights offering, at a price per share equal to $2.51 or $25.10 per share, respectively. The Backstop Parties will not receive a fee in connection with the Backstop Commitment; however, we have agreed to reimburse up to an aggregate of $50,000 of the Backstop Parties’ reasonable legal fees and expenses in connection with the Investment Agreement and the rights offering.
No Revocation of Exercise by Security Holders
All exercises of subscription rights are irrevocable, even if you later learn information about us that you consider unfavorable or our stock price declines. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of common stock offered pursuant to this rights offering.
Conditions to the Rights Offering
The completion of the rights offering is subject to the conditions described under “Description of the Rights Offering—Amendment, Withdrawal and Termination.”

Amendment; Cancellation
We may amend the terms of the rights offering or extend the rights offering period and we reserve the right to cancel the rights offering at any time prior to the expiration date for any reason. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable, to those persons who subscribed for shares in the rights offering. We will notify you of any amendments or modifications to the terms of the rights offering, or if the rights offering is cancelled, by issuing a press release.
No Board Recommendation
Our Board of Directors is making no recommendations regarding your exercise of the subscription rights. You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and the rights offering. See “Risk Factors.”
Issuance of Stock
All shares of common stock that you purchase in the rights offering will be issued in book-entry, or uncertificated, form. All shares of Series X preferred stock will be certificated. When issued, the shares will be registered in the name of the subscription rights holder of record. As soon as practicable after the expiration of the rights offering, the subscription agent will arrange for the issuance of the shares of common stock or Series X preferred stock purchased in the rights offering. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase by exercise of your subscription rights in order to comply with state securities laws.
Subscription Agent
American Stock Transfer & Trust Company, LLC
Information Agent
D.F. King & Co., Inc.
Financial Advisor
Cantor Fitzgerald & Co. is serving as financial advisor to us in this rights offering.
Risk Factors
Security holders considering making an investment by exercising subscription rights in the rights offering should carefully read and consider the information set forth in “Risk Factors” beginning on page S-13 of this prospectus supplement, together with the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in our common stock.
Nasdaq Global Market Symbol
CDTX

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully read and consider the risks described below, together with the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K before making a decision to invest in our common stock. The risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any of the following risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to the Rights Offering

Because we will have broad discretion over the use of the net proceeds from the rights offering, you may not agree with how we use the proceeds.

We are conducting the rights offering in order to raise additional capital and to improve and strengthen our financial position. We intend to use the net proceeds from the rights offering for working capital and other general corporate purposes. We expect that our existing cash and cash equivalents as of September 30, 2019 and the anticipated payments we expect to receive from our strategic partnership with Mundipharma in 2020, together with the net proceeds from this rights offering, will be sufficient to fund our operations past our anticipated production of top line results for the Phase 3 ReSTORE clinical trial in late-2020. However, we may allocate the proceeds among these purposes as we determine is appropriate. Moreover, economic, business and financial market conditions may require us to allocate portions of the net proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of proceeds from the rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in a manner that you consider appropriate.

The price of our common stock is volatile and may decline after you exercise your subscription rights.

The market price of our common stock is subject to wide fluctuations in response to numerous factors, including factors that have little or nothing to do with us or our performance, and these fluctuations could materially reduce our stock price. These factors include, among other things, the fact that our stock is relatively thinly traded, and as a result trades of small numbers of our shares can have a significant impact on the trading price of our stock, business conditions in our markets and the general state of the securities markets and the market for other biotechnology stocks, changes in capital markets that affect the perceived availability of capital to companies in our industry, governmental legislation or regulation and general economic and market conditions, such as recessions and downturns in the United States or global economy. In addition, the stock market historically has experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock, which may make it difficult for you to resell shares of our common stock owned by you at times or at prices that you find attractive.

If you do not fully exercise your subscription rights, your interest in us may be significantly diluted, and to the extent you do exercise your subscription rights and the subscription price is less than the fair value of our common stock, you would experience an immediate dilution of the aggregate fair value of your subscription shares, which could be substantial.

Up to a maximum of 11,952,191 shares of common stock (or the number of shares of Series X preferred stock which may be converted into that number of shares of common stock) are issuable in the rights offering and/or pursuant to the Backstop Commitment. Accordingly, if you do not exercise your subscription rights in full, your interest in us will be significantly diluted upon completion of the rights offering. In addition, if you do exercise your subscription rights and the subscription price is less than the fair value of our common stock, you would experience immediate dilution of the value of your subscription shares relative to what your value would have been had our common stock been issued at fair value. This dilution could be substantial.

The subscription price determined for the rights offering is not an indication of the fair value of our common stock.

Our Board of Directors considered a number of factors in determining the price for the rights offering, including:

•	the price per share at which the Backstop Parties are willing to backstop the rights offering;
•	“pass through” savings as a result of conducting the rights offering with no investment banking support;
•	the price at which our security holders might be willing to participate in the rights offering;
•	historical and current trading prices for our common stock, including on a volume weighted average share price basis prior to the date on which the Backstop Parties agreed to the backstop commitment; and
•	the desire to provide an opportunity to our security holders to participate in the rights offering on a pro rata basis.

The subscription price is not necessarily related to our book value, results of operations, cash flows, financial condition or net worth or any other established criteria of value and may or may not be considered the fair value of our common stock at the time the rights offering was approved by our Board of Directors or during the rights offering period. The trading price of our common stock may decline after you exercise your subscription rights. You may not be able to sell shares purchased in this rights offering at a price equal to or greater than the subscription price. We do not intend to change the subscription price in response to changes in the trading price of our common stock prior to the closing of the rights offering.

Our Board of Directors is not making any recommendations regarding your exercise of the subscription rights, and we did not receive a fairness opinion from a financial advisor in determining the subscription price or the terms of the rights offering.

Our Board of Directors is not making any recommendations regarding your exercise of the subscription rights. In addition, we did not receive a fairness opinion from a financial advisor in determining the subscription price or the terms of the rights offering. Security holders who exercise subscription rights risk investment loss on new money invested. The trading price for our common stock may not be above the subscription price at the time of exercise or at the expiration of the rights offering period and anyone purchasing shares at the subscription price may not be able to sell those shares in the future at the same price or a higher price. You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and the rights offering.

The rights offering may cause the price of our common stock to decline.

The rights offering and its terms, including the subscription price, together with the number of shares of common stock we could issue if this rights offering is completed, may result in a decrease in the trading price of our common stock. This decrease may continue after the completion of the rights offering. If that occurs, your purchase of shares of our common stock in the rights offering may be at a price greater than the prevailing trading price. Further, if the holders of the shares received upon exercise of the subscription rights choose to sell some or all of their shares, the resulting sales could also depress the trading price of our common stock.

Because you may not revoke or change your exercise of the subscription rights, you could be committed to buying shares above the prevailing trading price at the time the rights offering is completed.

Once you exercise your subscription rights, you may not revoke or change the exercise. The trading price of our common stock may decline after you exercise your subscription right. If you exercise your subscription rights, and, afterwards, the trading price of our common stock decreases below the $2.51 per share subscription price, you will have committed to buying shares of our common stock at a price above the prevailing trading price and could have an immediate unrealized loss. The trading price of our common stock may not equal or exceed the subscription price at the time of exercise or at the expiration of the subscription rights offering period or thereafter.

If we terminate this rights offering for any reason, we will have no obligation other than to return subscription monies.

We may decide, in our sole discretion and for any reason, to cancel or terminate the rights offering at any time prior to the expiration date. If the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable, to those persons who subscribed for shares in the rights offering. We will notify you of any amendments or modifications to the terms of the rights offering, or if the rights offering is cancelled, by issuing a press release. If we terminate this offering and you have not exercised any subscription rights, such subscription rights will expire and be worthless.

You may not be able to resell any shares of our common stock that you purchase pursuant to the exercise of subscription rights immediately upon expiration of the subscription rights offering period.

If you exercise subscription rights, you may not be able to resell the common stock purchased by exercising your subscription rights until you, or your broker, custodian bank or other nominee, if applicable, have received those shares. Moreover, you will have no rights as a stockholder of the shares you purchased in the rights offering until we issue the shares to you. Although the subscription agent will endeavor to issue the shares as soon as practicable after completion of the rights offering, including after all necessary calculations have been completed, there may be a delay between the expiration date of the rights offering and the time that the shares are issued.

If you make payment of the subscription price by personal check, your check may not clear in sufficient time to enable you to purchase shares in this rights offering.

Any personal check used to pay for shares to be issued in this rights offering must clear prior to the expiration date of this rights offering, and the clearing process may require five or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for shares by personal check and your check has not cleared prior to the expiration date of this rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the shares you wish to purchase.

Because the subscription rights are non-transferable, there is no market for the subscription rights.

You may not sell, transfer or assign your subscription rights to anyone else. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights. You must exercise the subscription rights and acquire additional shares of our common stock to realize any value that may be embedded in the subscription rights.

There is no public market for our Series X preferred stock in this offering.

There is no established public trading market for our Series X preferred stock, and we do not expect a market to develop. In addition, we do not currently intend to apply for listing of our Series X preferred stock on any securities exchange or recognized trading system.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intend,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “predict,” “potential,” “continue,” “likely,” or “opportunity,” the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, those noted in “Risk Factors” above and in any applicable prospectus supplement or free writing prospectus, and those included in the documents that we incorporate by reference herein and therein.

In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance, and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the filing of this prospectus supplement or any applicable prospectus supplement or free writing prospectus, or documents incorporated by reference herein and therein, that include forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our common stock offered in the rights offering and/or pursuant to the Backstop Commitment after deducting estimated offering expenses, will be approximately $29.1 million. We estimate that the expenses of the rights offering will be approximately $0.9 million.

We are conducting the rights offering in order to raise additional capital and to improve and strengthen our financial position. We intend to use the net proceeds from the rights for working capital and other general corporate purposes. We expect that our existing cash and cash equivalents as of September 30, 2019 and the anticipated payments we expect to receive from our strategic partnership with Mundipharma in 2020, together with the net proceeds from this rights offering, will be sufficient to fund our operations past our anticipated production of top line results for the Phase 3 ReSTORE clinical trial in late-2020. The amounts and timing of our actual expenditures will depend on numerous factors, including our development and commercialization efforts, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities.

DILUTION

If you purchase shares of our common stock in this rights offering, you will experience dilution to the extent of the difference between the price per share you pay in this rights offering and the net tangible book value per share of our common stock immediately after this rights offering. The net tangible book value of our common stock as of September 30, 2019 was $49.0 million, or $1.48 per share (based upon 33,006,280 shares of our common stock outstanding as of September 30, 2019). Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the aggregate number of shares of our common stock outstanding.

After giving effect to the assumed sale in this rights offering by us of 11,952,191 shares of common stock (or the number of shares of Series X preferred stock which may be converted into that number of shares of common stock) at a subscription price of $2.51 per share and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2019 would have been $78.1 million, or $1.74 per share of common stock. This represents an immediate increase in net tangible book value of $0.26 per share to existing stockholders and immediate dilution in net tangible book value of $0.77 per share to investors purchasing shares of our common stock in this offering. The following table illustrates this per share dilution:

Subscription price per share of common stock		$2.51
Net tangible book value per share as of September 30, 2019	$1.48
Increase attributable to investors in this offering	$0.26
As adjusted net tangible book value per share as of September 30, 2019 after giving effect to this offering		$1.74
Dilution per share to investors participating in this offering		$0.77

The discussion and table above do not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the subscription price per share in this offering.

The number of shares of our outstanding common stock reflected in the discussion and table above is based on 33,006,280 shares of common stock outstanding as of September 30, 2019 and excludes, as of that date:

•	5,191,022 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $5.66 per share;
•	415,035 shares of our common stock issuable upon the vesting and settlement of outstanding restricted stock units and performance-based restricted stock units;
•	12,517,328 shares of our common stock issuable upon exercise of outstanding warrants at weighted average exercise price of $6.82 per share (as may be adjusted pursuant to their terms);
•	471,923 shares of our common stock reserved for potential future issuance pursuant to our 2015 Equity Incentive Plan;
•	580,104 shares of our common stock reserved for potential future issuance pursuant to our 2015 Employee Stock Purchase Plan; and
•	5,652,310 shares of our common stock issuable upon the conversion of outstanding shares of Series X preferred stock.

DESCRIPTION OF THE RIGHTS OFFERING

The Subscription Rights

We are distributing to the holders of record of our common stock, Series X preferred stock and Participating Warrants as of 5:00 p.m., New York time, on the Record Date, at no charge, non-transferable subscription rights to purchase shares of our common stock (subject to the aggregate offering threshold, certain ownership limitations and the terms of the Participating Warrants, as applicable). For each share of common stock (including shares of common stock issuable upon conversion of our outstanding shares of Series X preferred stock and exercise of the Participating Warrants) for which you are the holder of record as of 5:00 p.m., New York time, on the Record Date, you will receive 0.2297 rights to purchase shares of our common stock (subject to the aggregate offering threshold, certain ownership limitations and the Participating Warrants, as applicable). Each whole right will allow you to subscribe for one share of common stock at the subscription price (or the number of shares of Series X preferred stock which may be converted into that number of shares of common stock on the terms described in this prospectus supplement).

The total number of subscription rights issued to each holder will be rounded down to the nearest whole number.

You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. The subscription rights will allocate the rights to purchase up to 11,952,191 shares of common stock (or the number of shares of Series X preferred stock which may be converted into that number of shares of common stock), allocated pro rata among the security holders entitled to participate as of the Record Date.

The subscription rights will be evidenced by subscription rights certificates. Subscription rights may be exercised at any time during the rights offering period, which commences on January 22, 2020, through the expiration date for the rights offering, which is 5:00 p.m., New York time, on February 10, 2020. You are not required to exercise any of your subscription rights.

Following the expiration of the rights offering period, we will offer the Backstop Parties the opportunity to subscribe for the Remaining Shares with the total gross offering proceeds not to exceed $30,000,000, on the same terms and subject to the same conditions as set forth herein. Any shares not subscribed for in the rights offering may be purchased by the Backstop Parties as part of its right to purchase the Remaining Shares. To the extent that the total subscriptions in the rights offering (including through the Backstop Parties’ purchase of any portion of the Remaining Shares) does not equal $30,000,000, then such shortfall will be purchased by the Backstop Parties pursuant to the Backstop Commitment as shares of common stock or Series X preferred stock. See “Description of the Backstop Commitment.”

Subscription Price

The subscription price per share of common stock is $2.51. To be effective, any payment related to the exercise of a subscription right must be received and must clear prior to the expiration of the rights offering period.

Our Board of Directors considered a number of factors in determining the price for the rights offering, including:

•	the price per share at which the Backstop Parties are willing to backstop the rights offering;
•	“pass through” savings as a result of conducting the rights offering with no investment banking support;
•	the price at which our security holders might be willing to participate in the rights offering;
•	historical and current trading prices for our common stock, including on a volume weighted average share price basis prior to the date on which the Backstop Parties agreed to the Backstop Commitment; and
•	the desire to provide an opportunity to our security holders to participate in the rights offering on a pro rata basis.

See “Risk Factors—The subscription price determined for the rights offering is not an indication of the fair value of our common stock.”

Expiration Time and Date

The subscription rights will expire at 5:00 p.m., New York time, on February 10, 2020, unless we extend it. We reserve the right to extend the rights offering period at our sole discretion. If the expiration date of the rights offering is so extended, we will give oral or written notice to the subscription agent on or before the scheduled expiration date, and we will issue a press release announcing such extension no later than 9:00 a.m., New York time, on the next business day after the most recently announced expiration of the rights offering. You must properly complete the subscription rights certificate distributed by the subscription agent and deliver it, along with the full subscription price, to the subscription agent prior to 5:00 p.m., New York time, on February 10, 2020, unless the expiration date is extended. After the expiration of the rights offering period, all unexercised subscription rights will be null and void. We will not be obligated to honor any purported exercise of subscription rights which the subscription agent receives after the expiration of the rights offering, regardless of when you sent the documents regarding that exercise. Shares purchased in the rights offering will be issued, and any subscription payments for shares not allocated or validly purchased will be returned, as soon as practicable following the expiration date of the rights offering.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 9 of the accompanying prospectus. As of September 30, 2019, 33,006,280 shares of our common stock were issued and outstanding and held of record by 14 holders.

Series X Preferred Stock

The material terms and provisions of the Series X preferred stock being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to, and qualified in its entirety by, the rights, preferences and privileges of the Series X preferred stock set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock, or the Certificate of Designation, filed as Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on May 21, 2018.

General. Our certificate of incorporation authorizes our Board of Directors to issue up to 10,000,000 shares of our preferred stock, par value $0.0001 per share, of which 5,000,000 shares have been designated as Series X preferred stock, 565,231 of which are issued and outstanding and held of record by 5 holders as of September 30, 2019.

Subject to the limitations prescribed by our certificate of incorporation, our Board of Directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each of those series and the qualifications, limitations and restrictions of each of those series, all without any further vote or action by our stockholders. Our Board of Directors has designated 5,000,000 of the 10,000,000 authorized shares of preferred stock as Series X preferred stock. When issued pursuant to the exercise of the subscription rights distributed in the rights offering, the new shares of Series X preferred stock will be validly issued, fully paid and non-assessable.

Rank. The Series X preferred stock will rank:

•	senior to any class or series of our capital stock hereafter created specifically ranking by its terms junior to the Series X preferred stock;
•	on parity to our common stock with the exception of voting rights (in ordinary circumstances);
•	on parity to any class or series of our capital stock hereafter created specifically ranking by its terms on parity with Series X preferred stock; and
•	junior to any class or series of our capital stock hereafter created specifically ranking by its terms senior to the Series X preferred stock;

in each case, as to distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily or the payment of dividends on our common stock.

Dividends. Holders of Series X preferred stock are entitled to receive dividends on shares of Series X preferred stock equal (on an as if converted to common stock basis) to and in the same form as dividends actually paid on our common stock.

Liquidation Preference. In the event of our liquidation, dissolution, or winding up, holders of our Series X preferred stock will participate pari passu (on an as-converted basis, without regard to any blocker provisions) in any distribution of proceeds to holders of our common stock.

Redemption. We are not obligated to redeem or repurchase any shares of Series X preferred stock. Shares of Series X preferred stock are not otherwise entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Exchange Listing. We do not plan on making an application to list the Series X preferred stock on the Nasdaq Global Market, any national securities exchange or other nationally recognized trading system. We expect the common stock issuable upon conversion of the Series X preferred stock to be listed on the Nasdaq Global Market.

Conversion. Each share of Series X preferred stock shall be convertible at the option of the holders thereof at any time after issuance into 10 shares of registered shares of common stock. No holder may request a conversion of its Series X preferred stock to the extent such conversion would result in the holder and its affiliates beneficially owning more than a pre-set conversion blocker threshold, which will initially be set at 9.99% of our common stock then outstanding, or the Beneficial Ownership Limitation. The amount of beneficial ownership of a holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations of that section.

Conversion Price Adjustment—Stock Dividends and Stock Splits. If we pay a stock dividend or otherwise make a distribution payable in common stock on our common stock or any common stock equivalents, subdivide or combine our outstanding common stock, or reclassify our common stock in such a way that we issue additional shares of our capital stock, the Series X preferred stock conversion price will be adjusted by multiplying the then-existing conversion price by a fraction, the numerator of which is the number of shares of common stock outstanding immediately before the distribution, dividend, adjustment or recapitalization and the denominator of which is the number of shares of common stock outstanding immediately after such action.

Fundamental Transaction. If we effect a “fundamental transaction” (as defined below), then upon any future conversion of the Series X preferred stock, the holders will have the right to receive, for each common share they would have received upon such conversion, the same kind and amount of securities, cash or property as such holders would have been entitled to receive in the fundamental transaction had they been the holder of common stock immediately prior to the fundamental transaction. The term “fundamental transaction” means any of the following:

•	a merger or consolidation of our company with or into another entity or any stock sale to, or other business combination in which our company is not the surviving entity;
•	the sale of all or substantially all of our assets in one transaction or a series of related transactions;
•	any completed tender offer or exchange offer involving holders of common stock in which more than 50% of the common stock is converted or exchanged into other securities, cash or property, regardless of who makes such offer; or
•	any reclassification of common stock or any compulsory share exchange by which our common stock is effectively converted into or exchanged for other securities, cash or property (but not a reverse stock split).

If the holders of common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, the holders of Series X preferred stock will be given the same choice on conversion of such holders’ shares.

Voting Rights. The Series X preferred stock shall have no voting rights, except to the extent expressly provided in our certificate of incorporation, Certificate of Designation or as otherwise required by law. However, so long as at least 50% of the authorized shares of Series X preferred stock are outstanding, we may not take any of the following actions without the affirmative consent of holders of a majority of the outstanding Series X preferred stock:

•	alter or amend our Certificate of Designation;
•	amend or repeal any provision of, or add any provision to, our certificate of incorporation or bylaws, or file any articles of amendment, certificate of designation, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series X preferred stock; and
•	increase or decrease the number of authorized shares of Series X preferred stock.

Shares Outstanding After the Rights Offering

As of the Record Date, there were 33,874,251 shares of our common stock outstanding and 565,231 shares of our Series X preferred stock outstanding. We will issue up to a maximum of 11,952,191 shares of common stock (or the number of shares of Series X preferred stock which may be converted into that number of shares of common stock) in the rights offering and/or pursuant to the Backstop Commitment. Based on the number of shares issued and outstanding as of the Record Date, if we issue all 11,952,191 shares of common stock available in this rights offering and/or pursuant to the Backstop Commitment, we would have 45,826,442 shares of common stock issued and outstanding following the completion of the rights offering.

The shares of our common stock are listed on the Nasdaq Global Market under the symbol “CDTX.”

Reasons for the Rights Offering

We are conducting the rights offering in order to raise additional capital and to improve and strengthen our financial position. We intend to use the net proceeds from the rights offering for working capital and other general corporate purposes. We expect that our existing cash and cash equivalents as of September 30, 2019 and the anticipated payments we expect to receive from our strategic partnership with Mundipharma in 2020, together with the net proceeds from this rights offering, will be sufficient to fund our operations past our anticipated production of top line results for the Phase 3 ReSTORE clinical trial in late-2020.

In authorizing the rights offering, our Board of Directors considered and evaluated a number of factors, including:

•	our current capital resources and our future need for additional liquidity and capital;
•	the size and timing of the rights offering;
•	the potential dilution to our current security holders if they choose not to participate in the rights offering;
•	alternatives available for raising capital, including debt and other forms of equity raises;
•	the potential impact of the rights offering on the public float for our common stock;
•	the Backstop Parties’ willingness to backstop the rights offering;
•	that applicable Nasdaq marketplace rules do not require stockholder approval of the rights offering or the Backstop Commitment; and
•	the fact that existing security holders would have the opportunity to participate on a pro rata basis to purchase additional shares of common stock.

The net proceeds to us, after deducting estimated offering expenses, will be approximately $29.1 million, assuming all shares of common stock or Series X preferred stock are issued in the rights offering and/or pursuant to the Backstop Commitment. We estimate that the expenses of the rights offering will be approximately $0.9 million.

Investment Agreement

We have entered into an Investment Agreement with the Backstop Parties, pursuant to which the Backstop Parties have agreed to provide the Backstop Commitment. For more information, see the section entitled “Description of the Backstop Commitment” of this prospectus supplement.

Limitations on the Purchase of Shares of Common Stock

You may only purchase the number of whole shares of common stock purchasable upon exercise of the subscription rights distributed to you in the rights offering. Accordingly, the number of shares of common stock that you may purchase in the rights offering is limited by the number of our shares of common stock and Series X preferred stock and the number of shares issuable upon exercise of the Participating Warrants you held on the Record Date. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful. In addition, we will not be required to issue to you shares of our common stock pursuant to the rights offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control the shares and if, at the time the rights offering expires, you have not obtained this clearance or approval.

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

Subscription by Registered Holders

To exercise your subscription rights, you must properly complete and execute the subscription rights certificate, together with any required signature guarantees, and forward it, together with payment in full of the subscription price for each share of our common stock you are subscribing for, to the subscription agent at the address set forth under “Subscription Agent” below, on or prior to the expiration date.

Subscription by Beneficial Owners

If you are a beneficial owner of shares that holds your shares through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you and exercise your subscription rights and deliver all documents and payment on your behalf prior to 5:00 p.m., New York time, on February 10, 2020. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you.

To indicate your decision with respect to your subscription rights, you should complete and return to your broker, custodian bank or other nominee, the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other subscription rights offering materials.

You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

Medallion Guarantee May Be Required

Your signature on the subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States under certain circumstances provided for in the Instructions as to use of Rights Certificates and subject to standards and procedures adopted by the subscription agent, unless you are an eligible institution.

Instructions for Completing Your Subscription Rights Certificate

You should read the instruction letter accompanying the subscription rights certificate carefully and strictly follow it. Do not send subscription rights certificates or payments to us. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed subscription rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not us or the subscription agent.

The method of delivery of subscription rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment before the expiration of the rights offering period for the rights offering.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the rights offering period expires, unless waived by us at our sole discretion. Neither the subscription agent nor we shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to cancel the rights offering, only when a properly completed and duly executed subscription rights certificate and any other required documents and payment of the full subscription amount have been received by the subscription agent. Our interpretations of the terms and conditions of the rights offering will be final and binding.

No Revocation or Change

Once you submit the form of subscription rights certificate to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of common stock offered pursuant to this rights offering.

Payment for Shares

Method of Payment

Your payment of the subscription price must be made in U.S. dollars for the full number of shares of common stock you wish to acquire in the rights offering by either:

•	wire transfer of immediately available funds to accounts maintained by the subscription agent;
•	uncertified check payable to “American Stock Transfer & Trust Company, LLC (acting as subscription agent for Cidara Therapeutics, Inc.)”;
•	bank draft drawn upon a U.S. bank and payable to “American Stock Transfer & Trust Company, LLC (acting as subscription agent for Cidara Therapeutics, Inc.)”; or
•	U.S. postal money order payable to “American Stock Transfer & Trust Company, LLC (acting as subscription agent for Cidara Therapeutics, Inc.).”

If you hold your rights through a broker, dealer, custodian bank or other nominee, you must deliver the applicable subscription payment and a completed form entitled “Beneficial Owner Election Form” (or such other appropriate documents as are provided by your nominee related to your subscription rights) to your nominee in each case, prior to the expiration of the rights offering.

Segregated Account; Return of Funds

The subscription agent will hold funds received in payment for shares of the common stock in a segregated account pending completion of the rights offering. The subscription agent will hold this money until the rights offering is completed or is cancelled. If the rights offering is cancelled for any reason, the subscription agent will return this money to subscribers, without interest or penalty, as soon as practicable.

Receipt of Payment

Your payment will be considered received by the subscription agent only upon:

•	clearance of any uncertified check deposited by the subscription agent; or
•	receipt by the subscription agent of any wire or bank draft drawn upon a U.S. bank or any U.S. postal money order.

Payment received after the expiration of the rights offering period will not be honored, and, in that case, the subscription agent will return your payment to you, without interest or penalty, as soon as practicable.

Clearance of Uncertified Checks

If you are paying by uncertified personal check, please note that payment will not be deemed to have been received by the subscription agent until the check has cleared, which could take at least five or more business days to clear. If you wish to pay the subscription price by uncertified personal check, we urge you to make payment sufficiently in advance of the time the rights offering expires to ensure that your payment is received by the subscription agent and clears by the rights offering expiration date. We urge you to consider making your payment by wire transfer or, as an alternative, using a bank draft or U.S. postal money order.

Missing or Incomplete Subscription Information

If you do not indicate the number of rights being exercised or complete the other required information, or do not forward full payment of the total subscription price payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your subscription rights with respect to the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. If we do not apply your full subscription price payment to your purchase of shares of our common stock, the subscription agent will return the excess amount to you by mail, without interest or penalty, as soon as practicable after the expiration date of the rights offering.

Amendment, Withdrawal and Termination

The period for exercising your subscription rights may be extended by our Board of Directors in its reasonable discretion. Our Board of Directors does not currently intend to extend the expiration of the rights offering.

If we cancel the rights offering, in whole or in part, all affected subscription rights will expire without value, and all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable. If we cancel the rights offering, we will issue a press release notifying security holders of the cancellation.

Notice to Brokers and Nominees

If you are a broker, custodian bank or other nominee holder that holds shares of our common stock for the account of others on the Record Date, you should notify the respective beneficial owners of such shares of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” that we will provide to you with your subscription rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

Transferability of Subscription Rights

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone else.

Delivery of Shares

All shares of common stock that you purchase in the rights offering will be issued in book-entry, or uncertificated, form. All shares of Series X preferred stock that you purchase in the rights offering will be certificated, provided that the underlying common stock (when and as issued on conversion) will be issued in book-entry form or delivered via DWAC to the converting stockholders’ account (as requested by the stockholder). When issued, the shares will be registered in the name of the subscription rights holder of record.

As soon as practicable after the expiration of the rights offering, the subscription agent will arrange for the issuance of the shares of common stock and/or Series X preferred stock purchased in the rights offering. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase by exercise of your subscription rights in order to comply with state securities laws.

Rights of Subscribers

You will have no rights as a stockholder of our common stock until your account, or your account at your broker, custodian bank or other nominee is credited with the shares of our common stock purchased in the rights offering. You will have no right to revoke your subscriptions after you deliver your completed subscription rights certificate, payment and any other required documents to the subscription agent.

No Recommendation to Subscription Rights Holders

Our Board of Directors is making no recommendations regarding your exercise of the subscription rights. You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and the rights offering. See “Risk Factors” in this prospectus supplement and in any document incorporated by reference into this prospectus supplement and the accompanying prospectus.

Miscellaneous

No Brokers, Dealers or Underwriters

We have not employed any brokers, dealers or underwriters in connection with the solicitation of the exercise of subscription rights, and, except as described herein, no other commissions, underwriting fees or discounts will be paid in connection with this rights offering.

Subscription Agent

American Stock Transfer &Trust Company, LLC is acting as the subscription agent for the rights offering under an agreement with us. All subscription rights certificates, payments of the subscription price (other than wire transfers) and nominee holder certifications, to the extent applicable to your exercise of subscription rights, must be delivered to American Stock Transfer & Trust Company, LLC as follows:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Attn: Corporate Actions
(718) 921-8200

With a copy to:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Attn: General Counsel
(718) 921-8200

We will pay the fees and expenses of American Stock Transfer & Trust Company, LLC as subscription agent. If you deliver subscription documents or subscription rights certificates in a manner different than that described in this prospectus supplement, then we may not honor the exercise of your subscription rights.

Information Agent

D.F. King & Co., Inc. is acting as the information agent for the rights offering under an agreement with us.

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of common stock and/or Series X preferred stock or for additional copies of this prospectus supplement to D.F. King & Co., Inc. at 800-820-2415 or cidara@dfking.com.

We will pay the fees and expenses of D.F. King & Co., Inc., as information agent.

Financial Advisor

We have engaged Cantor Fitzgerald & Co. to serve as our financial advisor in connection with this rights offering. We have agreed to pay Cantor Fitzgerald & Co. an aggregate of $0.5 million in connection with their services.

Other Matters

We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the subscription rights. We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase in the rights offering in order to comply with state securities laws. We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the subscription rights, you will not be eligible to participate in the rights offering.

Questions About Exercising Subscription Rights

If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this document or the Instructions as to the Use of Cidara Therapeutics, Inc. Subscription Rights Certificates distributed by the subscription agent, you should contact the information agent, D.F. King & Co., Inc. at 48 Wall Street, 22nd Floor, New York, NY 10005, 800-820-2415 or cidara@dfking.com

DESCRIPTION OF THE BACKSTOP COMMITMENT

Below is a brief summary of matters related to the Backstop Commitment.

Investment Agreement

On January 9, 2020, the Company entered into the Investment Agreement, pursuant to which the Backstop Parties agreed to provide the Backstop Commitment, whereby the Backstop Parties (and their respective assignee(s)/transferee(s)) have agreed to purchase from us, subject to certain conditions, shares of common stock or Series X preferred stock in an amount equal to the aggregate value of the shares of common stock not subscribed for in the rights offering, at a price per share equal to $2.51 per share of common stock or $25.10 per share of Series X preferred stock, as applicable. In addition to the investment under the Investment Agreement, as security holders as of the Record Date, the Backstop Parties will have the right to subscribe for and purchase their respective pro rata share of our common stock and/or Series X preferred stock in the rights offering. Following the expiration of the rights offering period, we will offer the Backstop Parties the opportunity to subscribe for the Remaining Shares, with the total gross offering proceeds not to exceed $30,000,000, on the same terms and subject to the same conditions as set forth herein. If the Backstop Parties do not exercise this purchase right in full and do not subscribe for all of the Remaining Shares, then they will be obligated, pursuant to the Backstop Commitment, to purchase a certain number of shares of our common stock and/or Series X preferred stock in accordance with the respective allocations set forth in the Investment Agreement.

The Backstop Parties’ obligation to provide the Backstop Commitment under the Investment Agreement is subject to certain conditions, including, but not limited to, the following: (i) the rights offering being completed before February 14, 2020 and in accordance with the terms and conditions of the Investment Agreement and this prospectus supplement; (ii) the Backstop Parties, each, having received certain notices from us; (iii) all governmental and third party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by the Investment Agreement having been made or received, and any applicable approvals required by Nasdaq; (iv) the accuracy of our representations and warranties made in the Investment Agreement; and (v) the absence of a material adverse effect, including (A) a material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, (B) a suspension or material limitation on trading, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by Nasdaq or any other securities exchange or by order of the SEC or any other governmental authority, or (C) a material disruption in commercial banking or securities settlement or clearance services in the United States, or (D) a declaration of a banking moratorium by either Federal or New York authorities.

The Investment Agreement may be terminated by mutual written consent of us and the Backstop Parties or by the Backstop Parties if the closing of the rights offering has not been consummated within 10 business days from the expiration of the rights offering period through no fault of the Backstop Parties.

We are not paying a fee to the Backstop Parties in connection with the Backstop Commitment. However, we have agreed to reimburse the Backstop Parties for its reasonable legal fees and expenses in connection with the Investment Agreement and the rights offering, not to exceed an aggregate of $50,000.

BVF Ownership

As of the Record Date, BVF owned 2,687,738 shares of our common stock, representing approximately 7.9% of our outstanding common stock. In addition, as of the Record Date, BVF owned 565,231 shares of Series X preferred stock and warrants to purchase 7,500,002 shares of our common stock. If all of the Series X preferred stock owned by BVF were converted, BVF would own an additional 5,652,310 shares of our common stock, which, along with their existing common stock holdings, represents approximately 21.1% of our total outstanding common stock. If all of the warrants to purchase common stock owned by BVF were exercised, BVF would own an additional 7,500,002 shares of our common stock, which, along with their existing common stock holdings, represents approximately 24.6% of our total outstanding common stock. As of the Record Date, none of the Series X preferred stock has been converted into shares of our common stock and none of the warrants to purchase common stock have been exercised to purchase shares of our common stock.

Following completion of the rights offering and after giving effect to the Backstop Commitment, if no other security holders exercise their subscription rights in the rights offering, and BVF purchases all of its Backstop

Commitment in shares of Series X preferred stock, BVF will own (a) 2,687,738 shares of our common stock, (b) 1,561,246 shares of Series X preferred stock, and (c) warrants to purchase 7,500,002 shares of our common stock, with such shares of Series X preferred stock representing an additional 15,612,460 shares of common stock on an as-converted basis (in each case subject to applicable conversion limits).

Stonepine Ownership

As of the Record Date, Stonepine owned warrants to purchase 499,998 shares of our common stock. If all of the warrants to purchase common stock owned by Stonepine were exercised, Stonepine would own an additional 499,998 shares of our common stock, which represents approximately 1.5% of our total outstanding common stock. As of the Record Date, none of the warrants to purchase common stock have been exercised by Stonepine to purchase shares of our common stock.

Following completion of the rights offering and after giving effect to the Backstop Commitment, if no other security holders exercise their subscription rights in the rights offering, and Stonepine purchases all of its Backstop Commitment in shares of common stock, Stonepine will own (a) 1,992,031 shares of our common stock and (b) warrants to purchase 499,998 shares of our common stock.

PLAN OF DISTRIBUTION

We will distribute the subscription rights, subscription rights certificates and copies of this prospectus supplement and the accompanying prospectus to persons who owned shares of our common stock, Series X preferred stock and Participating Warrants of record as of 5:00 p.m., New York time, on the Record Date. If you wish to exercise your subscription rights and purchase shares of common stock and/or Series X preferred stock, you should complete the subscription rights certificate and return it with payment for the shares, to the subscription agent, American Stock Transfer & Trust Company, LLC. See “Description of the Rights Offering—Method of Exercising Subscription Rights.”

If you have any questions, you should contact the information agent, D.F. King & Co., Inc. at 48 Wall Street, 22nd Floor, New York, NY 10005, 800-820-2415 or cidara@dfking.com.

Our common stock is listed on the Nasdaq Global Market under the symbol “CDTX.” The subscription rights will not be listed for trading on any stock exchange or market. There is no public trading market for our Series X preferred stock and it will not be listed for trading on any securities exchange or market.

We have agreed to pay the subscription agent and information agent customary fees plus certain expenses in connection with the rights offering. We have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of subscription rights. Except as described in this section, we are not paying any other commissions, underwriting fees or discounts in connection with the rights offering. Some of our employees may solicit responses from you as a holder of subscription rights, but we will not pay our employees any commissions or compensation for these services other than their normal employment compensation. We estimate that our total expenses in connection with the rights offering will be approximately $0.9 million.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Cooley LLP, San Diego, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual report on Form 10-K for the year ended December 31, 2018, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), which is incorporated by reference into this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at www.cidara.com. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION BY REFERENCE

This prospectus supplement and the accompanying prospectus is part of a registration statement on Form S-3. The SEC allows this filing to “incorporate by reference” information that we previously have filed with the SEC. This means we can disclose important information to you by referring you to other documents that we have filed with the SEC. The information that is incorporated by reference is considered part of this prospectus supplement and the accompanying prospectus, and information that we file later will automatically update and may supersede this information. For further information about our company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 28, 2019;
•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 9, 2019, August 8, 2019 and November 8, 2019, respectively;
•	our Current Reports on Form 8-K filed with the SEC on March 22, 2019, June 17, 2019, July 29, 2019 (excluding Items 7.01 and 9.01), August 14, 2019, August 29, 2019, September 3, 2019, September 3, 2019, September 5, 2019, January 10, 2020, January 13, 2020 and January 22, 2020;
•	the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2019 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018; and
•	the description of our common stock in our registration statement on Form 8-A filed with the SEC on April 9, 2015, including any amendments or reports filed for the purpose of updated such description.

In addition, all documents filed by us under Sections 13(a), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided in this prospectus supplement or in the applicable document, documents not deemed “filed” with the SEC and information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K), after the date of this prospectus supplement but before the termination of the rights offering covered by this prospectus supplement, are hereby incorporated by reference herein. We have not authorized anyone to provide you with any different or additional information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The documents incorporated by reference into this prospectus supplement and the accompanying prospectus are available from us upon request. We will provide a copy of any and all of the documents incorporated by reference (excluding exhibits, unless the exhibits are specifically incorporated), without charge, upon written or oral request. Requests for any of these documents should be directed to:

Cidara Therapeutics, Inc.
6310 Nancy Ridge Drive, Suite 101
San Diego, California 92121
(858) 752-6170
Attn: Secretary

PROSPECTUS

$150,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants

From time to time, we may offer and sell up to an aggregate amount of $150,000,000 of any combination of the securities described in this prospectus, either individually or in combination, in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common stock is listed on the Nasdaq Global Market under the trading symbol “CDTX.” On November 6, 2018, the last reported sale price of our common stock was $4.16 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Market or other securities exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 6 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 15, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $150,000,000 of any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context requires otherwise, references in this prospectus to “Cidara,” “we,” “us,” “the Company” and “our” refer to Cidara Therapeutics, Inc.

Cidara Therapeutics, Inc.

Overview

We are a biotechnology company focused on the discovery, development and commercialization of novel anti-infectives for the treatment of diseases that are inadequately addressed by current standard of care therapies. We are developing a balanced pipeline of product and development candidates, with an initial focus on serious fungal infections. Our lead product candidate is rezafungin acetate, an intravenous formulation of a novel echinocandin. Rezafungin is being developed as a once-weekly, high-exposure therapy for the treatment and prevention of serious, invasive fungal infections.

In addition, we are developing our antibody-drug conjugates, or ADCs, for viral infections, including influenza, and multidrug-resistant bacterial infections as part of our proprietary Cloudbreak™ platform. The Cloudbreak platform is designed to discover compounds that directly kill pathogens and also direct a patient’s immune system to attack and eliminate pathogens.

Rezafungin

Rezafungin is a novel molecule in the echinocandin class of antifungals. We are developing rezafungin for the treatment and prevention of serious, invasive fungal infections, including candidemia and invasive candidiasis, associated with high mortality rates.

Cloudbreak Immunotherapy Platform

We continue to advance our Cloudbreak immunotherapy platform, which we believe has broad potential applications across a wide spectrum of infectious diseases, including bacterial, fungal and viral infections. We believe that our Cloudbreak immunotherapy platform is a fundamentally new approach for the treatment of infectious disease. We have generated preclinical, in vivo proof of concept data in our Cloudbreak antibacterial program and our Cloudbreak antiviral program.

Risks Associated with our Business

Our business is subject to numerous risks. You should read these risks before you invest in our common stock. In particular, our risks include, but are not limited to, the following:

•	We are very early in our development efforts, which may not be successful.
•	If clinical trials of our product candidates fail to demonstrate safety and efficacy to the satisfaction of regulatory authorities or do not otherwise produce positive results, we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates.
•	We may not be successful in our efforts to use and expand our Cloudbreak immunotherapy platform to build a pipeline of product candidates.
•	Even if any of our product candidates receive marketing approval, they may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success.

•	If, in the future, we are unable to establish sales and marketing capabilities or to selectively enter into agreements with third parties to sell and market our product candidates, we may not be successful in commercializing our product candidates if and when they are approved.
•	We intend to continue to rely on third parties to conduct our clinical trials and to conduct some aspects of our research and preclinical testing, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials, research or testing.
•	To the extent we enter into any collaborations, we may depend on collaborators for the development and commercialization of our product candidates. If those collaborations are not successful, we may not be able to capitalize on the market potential of our product candidates.
•	If we are not able to obtain, or if there are delays in obtaining, required regulatory approvals, we will not be able to commercialize, or will be delayed in commercializing, our product candidates, and our ability to generate revenue will be impaired.
•	We will need substantial additional funding to advance the development of our product candidates. If we are unable to raise capital when needed, we would be forced to delay, reduce or eliminate our drug development and discovery programs or commercialization efforts.
•	We face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than we do.

Corporate Information

We were incorporated in Delaware as K2 Therapeutics, Inc. in December 2012. In July 2014, we changed our name to Cidara Therapeutics, Inc. Our principal executive offices are located at 6310 Nancy Ridge Drive, Suite 101, San Diego, California 92121, and our telephone number is (858) 752-6170. Our corporate website address is www.cidara.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

We have filed the word trademark “Cidara” for registration on the Principal Register of the United States Patent and Trademark Office. This prospectus also contains trademarks and trade names of other companies, and those trademarks and trade names are the property of their respective owners. We do not intend our use or display of other companies’ trademarks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies or products.

We are an “Emerging Growth Company”

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an “emerging growth company,” we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
•	reduced disclosure about our executive compensation arrangements;
•	omitted compensation discussion and analysis;
•	no requirement that we solicit non-binding advisory votes on executive compensation or golden parachute arrangements; and
•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We intend to take advantage of the reduced disclosure obligations. Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an emerging growth company can elect to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption to take advantage of the extended transition period for complying with new or revised accounting standards.

We could remain an emerging growth company until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period and (iv) December 31, 2020.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination, up to a total dollar amount of $150,000,000, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity date, if applicable;
•	original issue discount, if any;
•	rates and times of payment of interest or dividends, if any;
•	redemption, conversion, exercise, exchange or sinking fund terms, if any;
•	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;
•	ranking;
•	restrictive covenants, if any;
•	voting or other rights, if any; and
•	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We and our agents or underwriters reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. In this prospectus, we have summarized certain general features of the common stock under “Description of Capital Stock—Common stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock—Preferred stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Use of Proceeds

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital, capital expenditures and other general corporate purposes. See “Use of Proceeds” in this prospectus.

Nasdaq Global Market Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “CDTX.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Market or other securities exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our anticipated timing for preclinical development, regulatory submissions, commencement and completion of clinical trials and product approvals;
•	our plans to research, develop and commercialize our product candidates;
•	our ability to fund our working capital requirements;
•	our expected clinical trial designs and regulatory pathways;
•	our ability to obtain and maintain regulatory approval of our product candidates and any related restrictions, limitations, and/or warnings in the label of an approved product candidate;
•	our ability to successfully commercialize, and our expectations regarding future therapeutic and commercial potential with respect to, our product candidates;
•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;
•	the rate and degree of market acceptance of our products that are approved;
•	our ability to develop sales and marketing capabilities, whether alone or with potential future collaborators;
•	regulatory developments in the United States and foreign countries;
•	the performance of our third-party suppliers and manufacturers;
•	the success of competing therapies that are or may become available;
•	our expectations for the attributes of our product and development candidates, including pharmaceutical properties, efficacy, safety and dosing regimens;
•	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for or ability to obtain additional financing;
•	our ability to obtain and maintain intellectual property protection for our product candidates;
•	our ability to use our Cloudbreak immunotherapy platform to identify development candidates, or to expand our Cloudbreak immunotherapy platform to other areas of infective disease;
•	our ability to identify and develop new product candidates;
•	the potential for prophylactic use of any of our product candidates;
•	our ability to retain and recruit key personnel;
•	our financial performance; and
•	developments and projections relating to our competitors or our industry.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities and/or preference equity securities under this prospectus, then we will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital, capital expenditures and other general corporate purposes, which may include costs of funding future acquisitions or for any other purpose we describe in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

The following summary description of our capital stock is based on the material provisions of our certificate of incorporation and bylaws, and the applicable provisions of the General Corporation Law of the State of Delaware, or DGCL. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our certificate of incorporation and bylaws, and the DGCL. For information on how to obtain copies of our certificate of incorporation, bylaws and such agreements, which are exhibits to the registration statement of which this prospectus is a part, see the section entitled “Where You Can Find More Information.”

Common stock

Voting Rights. Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election. For most other matters, the approval of a majority of the shares voting at an annual or special meeting of stockholders will be required. Exceptions to this include removing directors for cause and amending our amended and restated certificate of incorporation and amended and restated bylaws, each of which will require the approval of the holders of at least 66 2/3% of the voting power of all of our then outstanding common stock.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of outstanding shares of common stock may receive dividends, if any, as may be declared from time to time by the Board of Directors out of legally available funds. We have never issued a dividend on shares of our common stock and have no intention to do so in the future.

Liquidation. In the event of our liquidation, dissolution or winding up, the assets legally available for distribution shall be distributed ratably to the holders of shares of common stock and preferred stock, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences. Holders of common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that our board of directors may designate and issue in the future.

Preferred stock

General Description

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, discouraging or preventing a change in control of us and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we may issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price;
•	the dividend rate, period and payment date and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing, if applicable;
•	the provisions for a sinking fund, if applicable;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•	voting rights of the preferred stock;
•	preemptive rights, if any;
•	restrictions on transfer, sale or other assignment;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of material United States federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Series X Preferred Stock

On May 21, 2018, in connection with a private placement, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock, or the Certificate of Designation, pursuant to which we designated 5,000,000 shares of our authorized and unissued preferred stock as Series X convertible preferred stock, or the Series X Preferred Stock, and established the rights, preferences and privileges of the Series X Preferred Stock, which are summarized below.

Conversion. The Series X Preferred Stock is convertible at the option of the holder thereof into a number of registered shares of common stock determined by dividing the aggregate stated value of the Series X Preferred Stock being converted by the conversion price then in effect. No holder may request a conversion of its Series X Preferred Stock to the extent such conversion would result in the holder and its affiliates beneficially owning more than a pre-set conversion blocker threshold, which was initially set at 9.99% of our common stock then outstanding. The amount of beneficial ownership of a holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations of that section.

Conversion Price Adjustment—Stock Dividends and Stock Splits. If we pay a stock dividend or otherwise make a distribution payable in common stock on our common stock or any common stock equivalents, subdivide or combine our outstanding common stock, or reclassify our common stock in such a way that we issue additional shares of our capital stock, the conversion price of the Series X Preferred Stock will be adjusted by multiplying the then-existing conversion price by a fraction, the numerator of which is the number of shares of common stock outstanding immediately before the distribution, dividend, adjustment or recapitalization and the denominator of which is the number of shares of common stock outstanding immediately after such action.

Fundamental Transaction. If we effect a “fundamental transaction” (as defined below), then upon any future conversion of the Series X Preferred Stock, a holder of our Series X Preferred Stock will have the right to receive, for each common share such holder would have received upon such conversion, the same kind and amount of securities, cash or property as such holder would have been entitled to receive in the fundamental transaction had such holder been a holder of common stock immediately prior to the fundamental transaction. The term “fundamental transaction” means any of the following:

•	a merger or consolidation of us with or into another entity or any stock sale to, or other business combination in which we are not the surviving entity;
•	the sale of all or substantially all of our assets in one transaction or a series of related transactions;
•	any completed tender offer or exchange offer involving holders of common stock in which more than 50% of our common stock is converted or exchanged into other securities, cash or property, regardless of who makes such offer; or
•	any reclassification of our common stock or any compulsory share exchange by which our common stock is effectively converted into or exchanged for other securities, cash or property (but not a reverse stock split).

If the holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, the holders of Series X Preferred Stock will be given the same choice on conversion of such holders’ shares.

Voting Rights. The Series X Preferred Stock has no voting rights, except to the extent expressly provided in our certificate of incorporation or as otherwise required by law. However, so long as at least 50% of the authorized shares of Series X Preferred Stock are outstanding, we may not take any of the following actions without the affirmative consent of holders of a majority of the outstanding Series X Preferred Stock:

•	amend our certificate of incorporation, bylaws or other charter documents so as to adversely affect the preferences, rights, privileges or powers of the Series X Preferred Stock; or
•	increase or decrease the number of authorized shares of Series X Preferred Stock.

The Certificate of Designation and our certificate of incorporation do not provide for the repurchase or redemption of shares by us.

Anti-takeover effects of provisions of our certificate of incorporation and bylaws and Delaware law

Certificate of Incorporation and Bylaws

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•	permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

•	provide that the authorized number of directors may be changed only by resolution adopted by a majority of the board of directors;
•	provide that the board of directors or any individual director may only be removed with cause and the affirmative vote of the holders of at least 66 2/3% of the voting power of all of our then outstanding common stock;
•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law or subject to the rights of holders of preferred stock as designated from time to time, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
•	divide our board of directors into three classes;
•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;
•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner and also specify requirements as to the form and content of a stockholder’s notice;
•	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);
•	provide that special meetings of our stockholders may be called only by the chairman of the board, our Chief Executive Officer or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies); and
•	provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (iii) any action asserting a claim against the us arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine.

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or subsequent to the consummation of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder;
•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, NY 11219. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement related to that series.

Listing on the Nasdaq Global Market

Our common stock is listed on the Nasdaq Global Market the symbol “CDTX”. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Market or any securities market or other exchange of the preferred stock covered by such prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;
•	the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities, and the depositary for such global security or securities;
•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;
•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;
•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;
•	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;
•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and
•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;
•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, if any;
•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Global Market engage in passive market making transactions in the common stock on the Nasdaq Global Market accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP, San Diego, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our annual report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-36912):

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 27, 2018;
•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 (as amended) and June 30, 2018, filed with the SEC on May 10, 2018 and August 9, 2018;
•	the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2017, from our definitive proxy statement relating to our 2018 annual meeting of stockholders, which was filed on April 27, 2018;
•	our Current Reports on Form 8-K filed on March 19, 2018, March 19, 2018, March 21, 2018, April 26, 2018, May 21, 2018, June 18, 2018, July 3, 2018, July 31, 2018, August 17, 2018 and September 12, 2018; and
•	the description of our common stock in our registration statement on Form 8-A filed with the SEC on April 9, 2015, including any amendments or reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Cidara Therapeutics, Inc.
6310 Nancy Ridge Drive, Suite 101
San Diego, California 92121
(858) 752-6170
Attn: Secretary